Selected Financial Data

($ in millions)

	Six Months Ended		Years Ended December 31,		
	June 30, 2006	June 30, 2005	2005	2004	2003
Auto contract purchases	$523.2	$298.1	$691.3	$447.2	$357.3
Total managed portfolio	$1,375.3	$966.2	$1,121.7	$906.9	$743.5
Risk-adjusted margin (1)	$36.0	$26.8	$61.2	$41.1	$22.9
Core operating expenses (2)					
$ amount	$39.2	$39.4	$79.7	$72.1	$68.7
% of average managed portfolio	6.3%	8.5%	8.0%	8.4%	10.4%
Total delinquencies and repossessions					
(% of total managed portfolio)	3.8%	4.1%	5.0%	5.6%	6.2%
Annualized net charge-offs					
(% of average managed portfolio)	3.7%	5.0%	5.3%	7.8%	6.8%

(1) Interest income less interest expense and provision for credit losses.

(2) Total expenses less provision for credit losses less interest expense and impairment loss on residual asset.